                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 1, 1999

                         HORSESHOE GAMING HOLDING CORP.
             (Exact name of registrant as specified in its charter)

============================================================================================
            Delaware                        333-80737                      88-0425131
(State or other jurisdiction of       (Commission File Number)          (I.R.S. Employer
         incorporation)                                              Identification Number)

============================================================================================

                 4024 South Industrial Road, Las Vegas, NV      89103
               (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (702) 650-0080

                                 Not Applicable
         (Former name or former address, if changed since last report.)

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       (a) On December 1, 1999, Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), acquired from Empress Entertainment, Inc. ("Empress"), one of the largest operators of riverboat casinos serving the Chicago metropolitan area, all of the outstanding stock of two of Empress' operating subsidiaries, Empress Casino Hammond Corporation ("Empress Hammond") and Empress Casino Joliet Corporation ("Empress Joliet") for approximately $493.0 million in cash. The acquisition was accomplished through two simultaneous merger transactions (collectively the "Empress Mergers") of the Company's wholly-owned subsidiaries, Horseshoe Acquisition Indiana, Inc. ("Horseshoe Indiana") with and into Empress Hammond, and Horseshoe Acquisition Illinois, Inc. ("Horseshoe Illinois") with and into Empress Joliet. As additional consideration for the Empress Mergers, the Company assumed the indebtedness and obligations of Empress, Empress River Casino Finance Corporation, Empress Hammond, Empress Joliet and Hammond Residential LLC, a wholly-owned subsidiary, of Empress Hammond ("Residential"), under an Indenture, dated as of June 18, 1998, for $150 million 8 1/8% Senior Subordinated Notes due 2006 (the "Notes"). Empress Hammond, Empress Joliet and Residential, which will continue to operate as wholly-owned subsidiaries of the Company, will remain as guarantors of the Notes, and the Company's restricted subsidiaries were added as guarantors of the Notes. Empress Hammond, Empress Joliet and Residential were also added as guarantors under the Indenture, dated as of May 11, 1999, by and between the Company and U.S. Trust Company, National Association, for 8 5/8% Senior Subordinated Notes due 2009, and the Indenture, dated as of June 15, 1997, by and between Horseshoe Gaming, L.L.C. and U.S. Trust Company of Texas, N.A., for 9 3/8% Senior Subordinated Notes due 2007.

             The sources of the funds used by the Company to pay the cash merger consideration consisted of funds obtained under: (i) a Credit Agreement, dated as of June 30, 1999, by and among the Company, DLJ Capital Funding, Inc., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the Lenders listed therein; and (ii) an Indenture, dated as of May 11, 1999, between the Company and U.S. Trust Company, National Association, as trustee.

             The Empress Mergers were consummated pursuant to an Agreement and Plan of Merger, dated as of September 2, 1998, by and among the Company, Horseshoe Gaming, L.L.C., certain of the Company's affiliates named therein, Empress, Empress Hammond and Empress Joliet (as amended by the First Amendment dated as of March 25, 1999 and by the Second Amendment dated as of July 23, 1999, and as modified by the Assumption Agreement dated as of November 18, 1999, collectively, the "Merger Agreement"). The consideration was agreed upon as the result of arm's-length, good faith negotiations between the parties to the Merger Agreement and their respective representatives.

       (b) Empress Hammond and Empress Joliet are operators of riverboat casinos in Joliet, Illinois and Hammond, Indiana. The Company currently intends that Empress Hammond and Empress Joliet will continue in the same businesses.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The financial statements required to be filed by Item 7(a) of this Form 8-K will be filed by the Company within 60 days after the date that this Form 8-K is filed with the Securities and Exchange Commission.

     (b)  Pro Forma Financial Information


                         HORSESHOE GAMING HOLDING CORP.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

       You should be read the following unaudited pro forma combined financial statements of Horseshoe Gaming Holding Corp. ("Horseshoe") and Empress Entertainment, Inc. ("Empress"). The effects on the combined statement of operations are presented as if all such transactions were consummated on the first day of the respective periods presented. The effects on the combined balance sheets are presented as if all such transactions occurred on September 30, 1999.

       The unaudited pro forma combined statement of operations do not reflect any adjustments for cost savings that may be realized as a result of combining the operations of Horseshoe and Empress following the Empress Merger.

       The unaudited pro forma combined financial statements have been prepared based upon currently available information and assumptions that we have deemed appropriate. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of Horseshoe Gaming and Empress for future periods.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1999

                                                  HISTORICAL
                                                  HORSESHOE    HISTORICAL    PRO FORMA       PRO FORMA FOR THE
                                                    GAMING       EMPRESS    ADJUSTMENTS           MERGER
                                                ============   ===========  ===========      =================
Current Assets:
  Cash & Cash Equivalents                       $       78.8   $     35.8   $    15.0   (a)     $     129.2
                                                                                 (0.4)  (b)

  Secured Proceeds                                     349.5            -      (349.5)  (a)     $         -
  Account Receivable, Net                                7.8          3.7           -           $      11.5
  Inventories                                            1.9                        -           $       1.9
  Prepaid Expenses and Other                             7.3          4.8           -           $      12.1
                                                           -            -                       $         -
                                                ------------   ----------   ---------           -----------
      Total Current Assets                             445.3         44.3      (334.9)          $     154.7
                                                ------------   ----------   ---------           -----------
Net Property and Equipment                             363.1        189.9         7.6   (c)     $     560.6

Other Assets:
  Goodwill, net                                         50.9            -       418.0   (c)     $     468.9
  Investment in Unconsolidated Subsidiary                  -         11.0       (11.0)  (b)     $         -
  Asset Held for Sale                                    4.0            -                       $       4.0
  Other                                                 70.8         23.1        (4.6)  (a)     $      95.8
                                                                                 (0.7)  (b)
                                                                                (17.8)  (c)
                                                                                (10.0)  (a)
                                                                                 20.0   (d)
                                                                                 15.0   (c)
                                                ------------   ----------   ---------           -----------
                                                $      934.1   $    268.3   $    81.6           $   1,284.0
                                                ------------   ----------   ---------           -----------
Current Liabilities:
  Accounts Payable                              $        4.6   $      5.0                       $       9.6
  Accrued Expenses                                      42.5         24.9         4.0   (d)     $      71.4
  Interest Payable                                      25.4          3.1        (3.1)  (a)     $      25.4
                                                                                                $         -
                                                                                                $         -
  Current Portion of Long-Term Debt:                     9.9            -                       $       9.9
                                                ------------   ----------   ---------           -----------
    Total Current Liabilities                           82.4         33.0         0.9           $     116.3

Long-Term Debt (Net of Current Portion):               789.0        150.0       150.0   (a)     $   1,094.3
                                                                     15.0       (15.0)  (b)
                                                                                  5.3   (e)

Long-Term Accrued Expenses                              22.0                     16.0   (d)     $      38.0

Commitments and Contingencies (l)

Redeemable Ownership Interest                            7.0            -           -           $       7.0

Member's / Stockholders' Equity:                        33.7         70.3       (73.2)  (f)     $      28.4
                                                                                 (5.3)  (e)
                                                                                  2.9   (b)
                                                ------------   ----------   ---------           -----------
                                                $      934.1   $    268.3   $    81.6           $   1,284.0
                                                ------------   ----------   ---------           -----------


        See Notes to Unaudited Pro Forma Combined Financial Statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                             HISTORICAL      HISTORICAL     PRO FORMA
                                             HORSESHOE        EMPRESS      ADJUSTMENTS       PRO FORMA
                                              ------           ------        ------           ------
                                                                 (in millions)
REVENUE
    Casino                                    $338.0           $315.9        $ --             $653.9
    Food and Beverage                           37.8             24.2          --               62.0
    Hotel                                       25.7              1.3          --               27.0
    Retail and Other                            10.5              5.5          --               16.0
                                              ------           ------        ------           ------
                                               412.0            346.9          --              758.9
    Promotional Allowances                      48.3             11.2          --               59.5
                                              ------           ------        ------           ------
      Total Net Revenues                       363.7            335.7          --              699.4
                                              ------           ------        ------           ------

OPERATING EXPENSES:
    Casino                                     185.1            164.3          --              349.4
    Food and Beverage                           11.5             23.1          --               34.6
    Hotel                                        8.8              3.9          --               12.7
    Retail and Other                             5.0             31.1          --               36.1
    General and Administrative                  45.7             15.4          --               61.1
    Depreciation and Amortization               28.5             16.0          14.8(c)          68.0
                                                                                3.0(d)
                                                                                5.7(h)
    Preopening                                  --                1.5          --                1.5
    Development                                  0.2             --            --                0.2
                                              ------           ------        ------           ------
      Total Operating Expenses                 284.8            255.3          23.5            563.6
                                              ------           ------        ------           ------
OPERATING PROFIT BEFORE CORPORATE
    EXPENSES AND ASSET WRITE-DOWN               78.9             80.4         (23.5)           135.8

    Corporate Expenses                           3.2              5.9          --                9.1
    Asset Write-Down                             8.0             --            --                8.0
                                              ------           ------        ------           ------

OPERATING INCOME                                67.7             74.5         (23.5)           118.7

Interest Expense                               (43.0)           (14.4)        (15.0)(g)        (75.3)
Interest expense-ownership repurchases                                         (2.9)(e)
Interest Income                                  8.8              2.7          (2.2)(b)          9.3
State Taxes                                     --               (0.4)         --               (0.4)
Minority Interest in loss of subsidiary         (0.3)            --             0.3(h)          --
Other, net                                      (0.3)            --            --               (0.3)
                                              ------           ------        ------           ------
INCOME FROM CONTINUING OPERATIONS             $ 32.9           $ 62.4        $(43.3)          $ 52.0
                                              ======           ======        ======           ======

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998


                                            HISTORICAL        HISTORICAL    PRO FORMA
                                            HORSESHOE          EMPRESS     ADJUSTMENTS       PRO FORMA
                                              ------           ------        ------           ------
                                                                 (in millions)
REVENUE
    Casino                                    $429.8           $373.0        $ --             $802.8
    Food and Beverage                           48.3             27.9          --               76.2
    Hotel                                       35.4              1.6          --               37.0
    Retail and Other                            10.0              5.5          --               15.5
                                              ------           ------        ------           ------
                                               523.5            408.0          --              931.5
    Promotional Allowances                      62.3             11.3          --               73.6
                                              ------           ------        ------           ------
      Total Net Revenues                       461.2            396.7          --              857.9
                                              ------           ------        ------           ------

OPERATING EXPENSES:
    Casino                                     245.2            194.0          --              439.2
    Food and Beverage                           16.0             26.0          --               42.0
    Hotel                                       11.8              1.0          --               12.8
    Retail and Other                             6.9              3.2          --               10.1
    General and Administrative                  57.2             70.5          --              127.7
    Depreciation and Amortization               33.9             21.1          19.7(c)          86.3
                                                                                4.0(d)
                                                                                7.6(h)
    Preopening                                   0.7             --            --                0.7
    Development                                  0.5             --            --                0.5
                                              ------           ------        ------           ------
      Total Operating Expenses                 372.2            315.8          31.3            719.3
                                              ------           ------        ------           ------

OPERATING PROFIT BEFORE CORPORATE
    EXPENSES AND ASSET WRITE-DOWN               89.0             80.9         (31.3)           138.6

    Corporate Expenses                          12.9             --            --               12.9
    Asset Write-Down                            12.9             --            --               12.9
                                              ------           ------        ------           ------

OPERATING INCOME                                63.2             80.9         (31.3)           112.8

Interest Expense                               (39.9)           (25.6)        (30.9)(g)       (100.1)
Interest expense-ownership repurchases                                         (3.7)(e)
Interest Income                                  2.2              6.7          (4.8)(b)          4.1
State Taxes                                     --               (0.4)         --               (0.4)
Minority Interest in loss of subsidiary          0.6             --            (0.6)(h)         --
Other, net                                      (0.2)            --            --               (0.2)
                                              ------           ------        ------           ------
INCOME FROM CONTINUING OPERATIONS             $ 25.9           $ 61.6        $(71.3)          $ 16.2
                                              ======           ======        ======           ======

       NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

       (a) Reflects the net increase in long-term debt from $300.0 million to be drawn under our new credit facility. In addition to providing funds for the purchase of Empress, the proceeds from the redeemable portion of the notes (secured proceeds account) will be used in part to repurchase the $150.0 million of Empress notes. Adjustments also include the removal of $4.6 million in unamortized deferred finance charges and $3.1 million of accrued interest relating to the repurchase of the Empress notes.

              Following is the estimated sources and uses of funds necessary to consummate the Empress merger:

                                                                                       (IN MILLIONS)
            Sources of Funds:
              Proceeds from secured proceeds account                                      $349.5
              New credit facility borrowings                                               300.0
              Excess borrowings                                                            (15.0)
               Empress merger deposit                                                       10.0
                                                                                          ------
                     Total sources                                                        $644.5
                                                                                          ======
               Uses of Funds:
                  Repurchase Empress notes                               $150.0
                  Premium on Empress notes                                  1.5
                                                                         ------
                        Subtotal                                                          $151.5
                  Net cash to be paid for the purchase of Empress:
                        Purchase price                                    $609.0
                          Less:  Empress notes                            (150.0)
                           Plus:  Estimated capital expenditures            20.0
                           Plus:  Net Working capital                       14.0
                                                                         -------
                        Net cash to be paid to Empress                                     493.0
                                                                                          ------
                                    Total uses                                            $644.5
                                                                                          ------



       (b) Reflects reductions for assets and liabilities, which are not included in our purchase of Empress. Also eliminates interest income for the $150 million of 10.75% Senior Notes of Empress retired on April 1, 1999.

       (c) Reflects estimated expense for the amortization of the excess of the purchase price paid over the fair value of the assets acquired, $14.8 million and $19.7 million for the nine months ended September 30, 1999 and year ended December 31, 1998, respectively. The following table sets forth the purchase price of Empress and the preliminary allocation as of September 30, 1999:

                                                                                                (IN MILLIONS)
              Purchase Price:
                 Initial purchase price                                                           $609.0
                 Net working capital adjustment                                                     14.0
                 Empress tender premium                                                              1.5
                 Estimated capital expenditures adjustment                                          20.0
                                                                                                  ------
                                                                                                   644.5
                                                                                                  ------
              Preliminary Allocation:
                  Net working capital                                                              $14.0
                  Land and land improvements                                                        18.5
                  Buildings, riverboats, furniture, fixtures and equipment                         179.0
                  Other long-term assets                                                            15.0
                                                                                                  ------
                       Subtotal (fair value of net assets acquired)                                226.5
                      Goodwill (excess of purchase price over fair
                     Value of assets acquired)                                                     418.0
                                                                                                  ------
                                                                                                  $644.5
                                                                                                  ======

              We are currently in the process of allocating the purchase price among the tangible and intangible assets to be acquired and the liabilities to be assumed. Reflects reductions of $17.8 million in other assets of Empress, which we believe, have no value. We estimate the value of other acquired intangibles included in other long-term assets are $10 million for trademarks and $5 million for customer lists, amortized over 5 years. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management which are expected to be completed within one year following the Empress merger. Upon completion of the purchase price allocation process, to the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired, such excess will be allocated to goodwill and amortized over approximately twenty-five (25) years.

       (d) On July 23, 1999, we entered into a consulting agreement with Empress to provide us with a wide range of consulting and advisory services in connection with operating casinos in the greater Chicago market and, in particular, exploiting in full the opportunities presented to Empress Joliet as a result of the legislation which now permits dockside gaming. In consideration for the consulting and advisory services to be provided and in recognition of the economic benefits to us of maintaining dockside gaming, we will pay Empress a monthly consulting fee of $333,333 for a period of five years, the total of all such payments not to exceed $20,000,000. The consulting payments will not commence until the closing of the Empress merger and will be suspended during any period during which Empress Joliet is prohibited from conducting dockside gaming activities. All consulting payments will be accelerated if we undergo a change in control.

       (e) Records the purchase of approximately .7% of ownership interests in Horseshoe Gaming for $5.3 million to facilitate our formation as a Subchapter S corporation under the Internal Revenue Code of 1986, as amended. During the second and third quarter of 1999, the Company also purchased approximately 11.8% ownership interests in Horseshoe Gaming for $19.3 million in cash and debt of approximately $41.0 million, of which $9.8 is current and $31.2 is long-term. The increase in interest expense reflects the effects of these transactions occurring on the beginning of each respective period.

       (f) Reflects the elimination necessary for the consolidation of Empress based on the allocation of the purchase price. The $73.2 million adjustment is comprised of Empress' historical equity of $70.3 million, plus equity adjustments of $2.9 million for the net liabilities not acquired (note (b)).

       (g) Reflects the changes in interest expense, including amortization of related deferred financing charges and original issue discount arising from the issuance of $600.0 million principal amount of notes, the anticipated borrowing of approximately $230.0 million under our new credit facility, the repurchase of $150.0 million of Empress notes, the repayment of Empress' $100.0 million credit facility, of which $15.0 million was outstanding on September 30, 1999. The pro forma effects of such borrowings on interest expense have been computed at a rate of 8 1/2% on our new credit facility. Each 1/8% change in the rate on these borrowings would result in a change in interest expense of $216,000 for nine months ended September 30, 1999 and $288,000 for the year ended December 31, 1998.

       (h) Reflects the effects of the repurchase of 8.08% of limited partnership interests in HE for $30.4 million. The purchase price was allocated as follows: $16.0 million to goodwill to be amortized over 25 years, $10.0 million to a non-compete agreement to be amortized over 2 years, $4.0 million to another asset for release of claims and consent to be amortized over 2 years and $0.4 million to the write-up of the existing riverboat to be depreciated over 15 years. Payment for the purchase was made as follows (i) the credit of $2.2 million to the minority interest holders' capital account, which was a deficit, (ii) an accrued liability to be paid over three years, $4.1 million of which is current and $22.0 million of which is long-term, and (iii) the use of $2.1 million in cash to make the initial payment due upon execution of the agreement to repurchase. The increase in amortization expense is comprised of $0.5 million and $0.6 million for amortization of goodwill and $5.2 million and $7.0 million for amortization of non-compete and release of claims and consent for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. Adjustment also includes the removal of $0.3 million of minority interest income and $0.6 million of minority interest expense for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively.

     (c)  Exhibits.

               # 2.1   Agreement and Plan of Merger, dated as of September 2,
1998, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress Acquisition Indiana, Inc., Empress Casino Joliet Corporation, Empress Casino Hammond Corporation and Empress Entertainment, Inc.

               ## 2.2 First Amendment to Agreement and Plan of Merger, dated as of March 25, 1999, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress Acquisition Indiana, Inc., Empress Casino Joliet Corporation, Empress Casino Hammond Corporation and Empress Entertainment, Inc.

               * 2.3    Second Amendment to Agreement and Plan of Merger, dated
as of July 23, 1999, by and among Horseshoe Gaming, L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress Acquisition Indiana, Inc., Empress Casino Joliet Corporation, Empress Casino Hammond Corporation and Empress Entertainment, Inc.

               ** 2.4   Assumption Agreement, dated as of November 18, 1999, by
and among Horseshoe Gaming, L.L.C., Horseshoe Gaming (Midwest), Inc., Empress Acquisition Illinois, Inc., Empress Acquisition Indiana, Inc., Empress Entertainment, Inc., Empress Casino Joliet Corporation, Empress Casino Hammond Corporation, Horseshoe Acquisition Illinois, Inc., Horseshoe Acquisition Indiana, Inc., and Horseshoe Gaming Holding Corp.

---------------------------------------

 # Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 8-K, filed September 18, 1998.

## Filed as an Exhibit to Horseshoe Gaming, L.L.C. Form 10-K for the fiscal year ended December 31, 1998, filed March 29, 1999.

* Filed as an Exhibit to Horseshoe Gaming Holding Corp. Amendment No. 1 to Form S-4 Registration Statement, filed July 30, 1999.

**   Filed herewith.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HORSESHOE GAMING HOLDING CORP.

                                    By: /s/ Kirk C. Saylor
                                       -----------------------------
                                            Name:  Kirk C. Saylor
                                            Title: Chief Financial Officer

Date: December 16, 1999

                                INDEX TO EXHIBITS

EXHIBIT NO.
-----------
-----------------------------------------------------------------------------------------------
2.4          Assumption Agreement, dated as of November 18, 1999, by and among
             Horseshoe Gaming, L.L.C., Horseshoe Gaming (Midwest), Inc., Empress
             Acquisition Illinois, Inc., Empress Acquisition Indiana, Inc.,
             Empress Entertainment, Inc., Empress Casino Joliet Corporation,
             Empress Casino Hammond Corporation, Horseshoe Acquisition Illinois,
             Inc., Horseshoe Acquisition Indiana, Inc., and Horseshoe Gaming
             Holding Corp.
-----------------------------------------------------------------------------------------------
